UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4819 Emperor Boulevard, Suite 340

Durham, NC 27703

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on April 11, 2023, Satsuma Pharmaceuticals, Inc. (the “Company”) received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”), notifying the Company that, for the 30 consecutive business day period between February 27, 2023 through April 10, 2023, the Company’s common stock, $0.0001 par value per share (the “Common Stock”), had not maintained a minimum bid price of $1.00 per share, required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The letter also indicated that the Company had a compliance period of 180 calendar days, or until October 8, 2023, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of the Company’s common stock was at least $1.00 for a minimum of 10 consecutive business days, the Staff would provide the Company with written confirmation that it had achieved compliance with the Minimum Bid Price Requirement.

On May 1, 2023, the Company received a letter from the Staff notifying the Company that for the last 10 consecutive business days, from April 17, 2023 to April 28, 2023, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and, therefore, the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1) and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: May 3, 2023	By:	/s/ Tom O’Neil
Tom O’Neil
Chief Financial Officer